EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A.  In evidence thereof, the undersigned hereby execute this Agreement as of September 27, 2016.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ Graham Huelin
Signature

Graham Huelin / Director
Name/Title

s/ Christopher Blampied
Signature

Christopher Blampied / Director
Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Alison Creed
Signature

Alison Creed / Director
Name/Title

/s/ Mark Le Saint
Signature

Mark Le Saint / Director
Name/Title